SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2022

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9745 Businesspark Ave, San Diego, California 92131

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2022, International Stem Cell Corporation (the “Company”) and Dr. Andrey Semechkin agreed to extend (until March 15, 2023) the maturity date of the loan (in the principal amount of $2,900,000) from Dr. Semechkin to the Company that had been reflected in a promissory note dated March 1, 2022 (the “Original Note”), and which would have been due on September 15, 2022. In exchange for the Original Note, the Company issued to Dr. Semechkin an unsecured, non-convertible promissory note in the principal amount of $2,900,000 (the “Note”) with the extended maturity date. Dr. Semechkin is the Company’s Co-Chairman and Chief Executive Officer.

The outstanding principal amount under the Note accrues interest at a rate of four and a half percent (4.5%) per annum. The Note is due and payable March 15, 2023 but may be pre-paid by the Company without penalty at any time.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Note issued on September 15, 2022
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: September 16, 2022	By:	/s/ Russell Kern
Russell Kern
Executive Vice President, Chief Scientific Officer and Principal Financial Officer

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